Exhibit (p)

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL TEI), LLC

MEMBERSHIP APPLICATION

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL TEI), LLC

Prospective Investor Checklist

Thank you for your interest in Partners Group Private Equity (Institutional TEI), LLC. Below is a checklist of the steps to be completed in connection with this Membership Application. If you have any questions in relation to the completion of this Membership Application please contact the Fund at 1-877-748-7209.

1. Complete investor information and elections

☐	Appendix I, Sections 1-7 – Investor information, application & signature (pages 4 and 5)

☐	Appendix II, Parts A, B & C – Qualified investor determination (pages 6 and 7)

☐	Appendix III – Remittance election & bank information (page 8)

2. Compile required documentation

The following documents should be returned to the Fund:

☐	Completed Membership Application, including Appendices I, II & III

☐	Trust instrument or other organizational documentation (for Applicants that are trusts, corporations or other entities only)

☐	Authorized signatory list with specimen signatures (for Applicants that are trusts, corporations or other entities only)

☐	Voided, unsigned check or deposit slip (if electronic funds transfer is desired; please see Appendix III)

3. Arrange remittance of investment amount

If remitting by check:

☐	Include signed check made out to “Partners Group Private Equity (Institutional TEI), LLC” in the amount specified in Part 6 of Appendix I

If remitting by wire:

☐	Arrange for wire of cleared funds as specified in Appendix III

4. Transmit completed Membership Application and associated documentation

This completed Membership Application, together with all required information, must be received at least five business days prior to the relevant Acceptance Date (generally the last day of each calendar month). In addition, cleared funds must be received prior to the relevant cut-off dates specified in Appendix III. In the event that cleared funds and/or a properly completed Membership Application are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and Membership Application for processing in the next offering.

Please send all completed materials to:

Partners Group Private Equity (Institutional TEI), LLC
c/o UMB Fund Services
803 W Michigan Street Suite A
Milwaukee WI  53233

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL TEI), LLC

Membership Application

To:	Partners Group Private Equity (Institutional TEI), LLC

1.
The undersigned party or parties specified in Section 1 of Appendix I (collectively, the “Applicant”) hereby applies to become a member (a “Member”), with the subscription specified in Section 6 of Appendix I, in Partners Group Private Equity (Institutional TEI), LLC (the “Fund”), on the terms and conditions of the limited liability company agreement of the Fund, as amended and restated from time to time (the “LLC Agreement”), and the confidential private placement memorandum of the Fund, as amended and restated from time to time (the “Memorandum”), a copy each of which the Applicant has received and read.   The Applicant agrees that the Fund may, in its sole discretion, reject this application in whole or in part.

For purposes of this Membership Application, the use of the term “the Applicant” and any other related words in the singular shall include the plural where there is more than one party specified on Appendix I.  Furthermore, each of the statements, declarations, representations and warranties set forth in this Membership Application shall be deemed to be statements, declarations, representations and warranties of each of the parties specified on Appendix I.

2.
The Applicant agrees that by its execution of this Membership Application, and upon acceptance by the Fund, it shall become a party to the LLC Agreement.  By signing this Membership Application, the Applicant authorizes Partners Group (USA) Inc. (the “Adviser”) to sign the LLC Agreement on its behalf.

3.
The Applicant understands that payment in good funds must be received by the Fund prior to the acceptance date for the applicable offering.  In the event that good funds are not received by the Fund prior to a cut-off date for the applicable offering, the Applicant understands and agrees that the Fund may hold the relevant funds and this Membership Application for processing in the next offering.

4.
The Applicant confirms that its subscription for units of membership interests in the Fund (“Units”) is made solely on the basis of the LLC Agreement, the Memorandum and this Membership Application and not in reliance on any other information, representations or warranties, whether oral or written, provided by any person including for the avoidance of doubt the Adviser or any affiliate thereof or any officer, agent, director, member, partner or employee of any such person.  The Applicant confirms that it understands and has evaluated the risks connected with an investment in the Fund and, in particular, it has carefully reviewed, and understands and accepts, the risk factors detailed in the Memorandum.

5.	The Applicant hereby declares, represents and warrants that:

(a)
it has the financial ability to bear the economic risk of its investment in the Fund, has adequate means for providing its current needs and possible contingencies and has no need for liquidity with respect to its investment in the Fund;

(b)	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of investment in the Fund;

(c)
it has been given the opportunity to ask questions and receive answers concerning the business to be conducted by the Fund, the financial condition and capital of the Fund, the terms and conditions of the offering and other matters pertaining to the investment in the Fund and has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of investment in the Fund (to the extent that the Fund possesses such information or can acquire such information without unreasonable effort or expense) and has not been furnished with any other offering literature or prospectus except as mentioned herein;

(d)
it is aware that an investment in the Fund involves substantial risks and has determined that a subscription is a suitable investment for it and that, at this time, it can bear a complete loss of its entire investment therein;

(e)
with regard to the tax, legal, currency and other economic considerations related to this investment, it has only relied on the advice of, and has consulted with, its own professional advisers; in addition, the Applicant acknowledges and agrees that that it may be subject to unrelated business taxable income if it is a tax-exempt entity;

(f)
it understands that under the LLC Agreement, Members cannot withdraw from the Fund and Units cannot be transferred, except as provided in the LLC Agreement.  The Applicant understands that liquidity is generally only available through periodic tender offers, that the Fund is under no legal obligation to conduct any such tender offers, and that such tender offers may, under certain circumstances, be made at a discount to the prevailing net asset value of the Units. Consequently, the Applicant acknowledges and it is aware that it may have to bear the economic risk of investment in the Fund indefinitely;

(g)
if the Applicant is a corporation, partnership, trust or other entity, it is duly authorized and qualified to become a Member in the Fund and the individual or individuals signing this Membership Application and giving these declarations, representations and warranties, as the case may be, on the Applicant’s behalf have been duly authorized by the Applicant to do so and this application is, and upon acceptance by the Fund will be, a legal, valid and binding obligation, enforceable against the Applicant in accordance with its terms;

(h)
its the execution and delivery of this Membership Application, its acquisition of Units, its performance of its obligations under the LLC Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Applicant, or any material agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, rule or regulation applicable to it or its properties;

(i)
any information that it has heretofore furnished and herewith furnishes to the Fund with respect to its financial position and business experience, is true, correct and complete as of the date of this application, and if there should be any change in such information prior to its admission to the Fund as a Member, it will immediately furnish in writing such revised or corrected information to the Fund;

(j)	it will acquire Units in the Fund for its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part; and

(k)
it understands that the offering and sale of Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable State securities laws.

6.
The Applicant hereby declares, represents and warrants that it has made the appropriate elections on Parts A, B & C of Appendix II and is a Qualified Investor.  A “Qualified Investor” is both an “accredited investor” and a “qualified client” as each is defined in Appendix II.

7.
The Applicant hereby declares, represents and warrants that (i) it is a United States person (as defined in Appendix IV) and (ii) it is not a Foreign Financial Institution as defined in the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”).

8.	The Applicant certifies under penalty of perjury that:

(a)	the taxpayer identification number and/or social security number of the Applicant and/or of any trustee or custodian, as applicable and as indicated in Appendix I, is correct; and

(b)	it has truthfully completed the Certification concerning backup withholding contained in Section 6 of Appendix I.

9.
If the Applicant is (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the US Internal Code that is subject to Section 4975 of the US Internal Revenue Code or (iii) a person or entity investing with the assets of, or otherwise on behalf of any entity otherwise deemed to hold the assets of any such employee benefit plan or plan, then the Applicant as the plan or fiduciary of such employee benefit plan (the “Plan”) hereby declares, represents and warrants to the Fund that:

(a)
the decision to invest assets of the plan in the Units was made by fiduciaries independent of the Fund and any placement agent, which parties are duly authorized to make such investment decisions and who have not relied on any advice or recommendation of the Fund or any placement agent or any of their employees, representatives, agents or affiliates; and

(b)
neither the Fund nor any placement agent, or any of their employees, representatives, agents or affiliates have exercised any discretionary authority or control with respect to the Plan's investment in the Units, nor have the Fund or any placement agent or any of their employees, agents, representatives or affiliates rendered individualized investment advice to the Plan based upon the Plan's investment policies or strategy, overall portfolio composition or diversification.

10.
The Applicant agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any part of the Units or any interest therein, except in accordance with the terms and provisions of the LLC Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws). In addition, the Applicant further agrees that (i) it is not currently making (and at the time of its admission as a Member to the Fund will not be making) a market in the Units and will not, at any time after its admission as a Member, make a market in any such Units, and (ii) it will not sell, transfer or otherwise dispose of all or any part of its Units (or any interest therein) on an “established securities market”, a “secondary market”, an “over-the-counter market” or the “substantial equivalent thereof”, in each case within the meaning of Section 7704 of the Code, as amended, and the United States Treasury Regulations promulgated thereunder.

11.
This Membership Application shall be governed by and construed and enforced in accordance with the laws of the State of New York with all rights being governed by New York law without regard to any applicable rules relating to conflicts of laws.

12.
The Applicant acknowledges that the Fund seeks to comply with all applicable laws concerning money laundering and related activities. In connection therewith, the Fund is prohibited from accepting the investment of funds by any persons or entities that are acting, whether directly or indirectly, in contravention of any United States, international or other money laundering regulations or conventions. In connection therewith, the Applicant hereby declares, represents, warrants and agrees that:

(a)
none of the funds invested at any time by it in the Fund shall be derived from any activity or related to any source that is criminal under United States or international law, and no contribution to the Fund shall result in a violation by the Fund of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, or the money laundering provisions of the USA Patriot Act; and

(b)	the Applicant will furnish any additional information that the Fund may request to ensure compliance with all laws applicable to the Fund having to do with money laundering and related activities.

13.
The Applicant agrees to provide the Fund with such information as the Fund reasonably requests from time to time with respect to the Applicant’s citizenship, residency, ownership, tax status, business or control so as to permit the Fund to evaluate and comply with any regulatory and tax requirements applicable to the Fund, provided that any confidential information so provided shall be kept confidential by the Fund and the Adviser and shall not be disclosed to any third party (other than the Fund’s service providers in the ordinary course of business) unless required by law or by any court of law or by any regulatory authority.

14.
If at any time during the term of the Fund the Applicant shall no longer be in compliance with any of the declarations, representations and/or warranties contained in this Membership Application (including the Appendices attached hereto), it shall promptly notify the Fund.

15.
Words and expressions not defined in this Membership Application which are defined in the LLC Agreement shall have the same respective meanings in this Membership Application. Words and expressions defined in this Membership Application shall have the same respective meanings in the Appendices hereto, unless otherwise specifically noted.

PLEASE COMPLETE APPENDIX I, II & III

Appendix I

INVESTOR INFORMATION, APPLICATION & SIGNATURE

The Fund generally accepts investments only from “US persons” (as defined in Appendix IV). Any Applicant that is not a US person should contact the Fund for information on eligibility and requirements for admission to the Fund. In addition, the Fund will accept Applicants only in accordance with the USA Patriot Act and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained.

1. Applicant type (check only one type below)

☐ Individual	☐ Joint	☐ Trust, Corporation or Other Entity

	Joint owners with rights of survivorship, unless otherwise noted. Joint owner may not be a minor.	Trust instrument or other organizational documents and an authorized signatory list (with specimen signatures) are required.

Please fill in Part A	Please fill in Parts A and B	Please fill in Part C

Part A – Owner’s information
Name (first, middle, last)	Social Security Number	Date of Birth

	- -	/ /

Part B – Joint Owner’s information (if applicable)
Name (first, middle, last)	Social Security Number	Date of Birth

	- -	/ /

Part C – Entity and Trustee information (if applicable)
Entity Name	Entity Tax ID Number	Entity Inception Date

	- -	/ /
Trustee (if applicable)	Social Security Number	Date of Birth

	- -	/ /
Additional Trustee (if applicable)	Social Security Number	Date of Birth

	- -	/ /

2. Mailing address (applications will only be accepted if they contain a valid US street address)

Street Address	City	State	ZIP

Email Address	Daytime Phone Number	Evening Phone Number	Fax Number

	( ) -	( ) -	( ) -

Supplemental address information (if applicable)

Please indicate address type: (check only one box at right)	☐ Residential/Street Address (required if the mailing address submitted above is a PO Box) ☐ Additional Address (required for joint owners whose street address is different from that of the owner)

Name
Street Address	City	State	ZIP

3. Custodian information (if applicable)

Name	Tax ID Number	Phone Number ( ) -
Street Address	City	State	ZIP

4. Broker/dealer and financial advisor information*

Information on the broker/dealer or financial firm the Applicant is working with (if applicable)

Broker/Dealer Name	Broker/Dealer Phone Number	Broker/Dealer Fax Number

	( ) -	( ) -
Broker/Dealer Address	City	State	ZIP

Information on the individual serving as the Applicant’s financial advisor (if applicable)

Financial Advisor Name	Financial Advisor Phone Number	Registered Representative Number

( ) -
Financial Advisor Address	City	State	ZIP

*
Prospective investors are advised, and hereby acknowledge, that the Adviser may pay ongoing consideration to intermediaries in connection with the offer and sale of Units and/or ongoing services provided by such parties in connection therewith.

5. Applicant’s US Tax Status

Please indicate the US tax status of the Applicant: (check only one box at right)	☐ Taxable	☐ Tax-exempt

Please indicate the US backup withholding status of the Applicant: (check only one box below)

☐   The Applicant is not subject to backup withholding because: (a) it is exempt from backup withholding; or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified it that it is no longer subject to backup withholding.

☐   The Applicant has been notified by the Internal Revenue Service that it is currently subject to backup withholding.

The IRS does not require the Applicant’s consent to any provision of this document other than the certifications required to avoid backup withholding.

6. Investment Instructions (minimum investment is $50,000; please see remittance instructions in Appendix III)

Please indicate the US dollar amount of Units hereby applied for:	$

7. Acknowledgement and Signature

By signing below:

▪
The Applicant certifies that it has received and read the LLC Agreement, the Memorandum and the Membership Application of the Fund and agrees to be bound by the terms and conditions of each.  The Applicant certifies that it has the authority and legal capacity to make this purchase and that it is of legal age in its state of residence.

▪
The Applicant authorizes the Fund and the Fund’s agents to act for its account upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the LLC Agreement and the Memorandum.  The Applicant agrees that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

All owners/trustees must sign. For UGMA/UTMAs, the custodian should sign.

Signature of Owner, Trustee or Custodian	Date
Signature of Joint Owner, Trustee or Custodian (if applicable)	Date
Additional Owner’s Signature (if applicable)	Date
Additional Owner’s Signature (if applicable)	Date

Appendix II

QUALIFIED INVESTOR DETERMINATION FOR ALL APPLICANTS

All Applicants must complete Parts A, B, & C below. If the Applicant checks a box under Part A, it is representing that it is an “accredited investor.” If the Applicant checks a box under Part B, it is representing that it is a “qualified client.”  If the Applicant checks a box under both Parts A and B it qualifies as a “Qualified Investor” and, therefore, can make the representation in paragraph 6 of the Membership Application.  The Applicant should consult its professional advisors with any questions.

Part A – “Accredited investor” determination (check the box next to the category or categories that describe the Applicant)

The Applicant hereby declares, represents and warrants that it is an “accredited investor”, as defined in rule 501(a) of Regulation D under the Securities Act and it declares, represents and warrants that each of the statements below, which are marked in the space designated, is true:

☐	(i)
it is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(ii)	it is a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”);
☐	(iii)	it is an insurance company as defined in section 2(13) of the Securities Act;
☐	(iv)	it is an “investment company” registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);
☐	(v)	it is a business development company as defined in section 2(a)(48) of the Investment Company Act;
☐	(vi)	it is a Small Business Investment Company licensed by the United States Small Business Administration under section 301(c) or (d) of the United States Small Business Investment Act of 1958;
☐	(vii)
it is a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

☐	(viii)
it is an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Units has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

☐	(ix)
it is an employee benefit plan within the meaning of Title I of ERISA, and has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	(x)	it is a private business development company as defined in section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”);
☐	(xi)
it is an organization described in section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, or a partnership, or a limited liability company not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000;

☐	(xii)	it is a natural person with an individual net worth, or joint net worth with its spouse at the time of its purchase of Units, exceeds $1,000,000;
☐	(xiii)
it is a natural person with an individual income in excess of $200,000 in each of the two most recent years or joint income with its spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(xiv)
it is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Units, with purchases directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; and/or

☐	(xv)	it is an entity in which all of the equity owners are investors described in one or more of categories (i) through (xiv) of this Part A.

Part B – “Qualified client” determination (check the box next to the category or categories that describe the Applicant)

The Applicant hereby declares, represents and warrants that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act, and it has indicated below the basis for its status as such:

☐	(i)
the Applicant is a natural person with a net worth of at least $1,500,000 as of the date hereof, either alone or with assets held jointly with such person’s spouse, or it will invest at least $750,000 in the Fund (combined with any other amounts invested with the Adviser).

☐	(ii)
the Applicant:

▪  is a corporation, partnership, association, joint stock company, trust or any other organized group of persons with a net worth (i.e., total assets minus total liabilities) of at least $1,500,000 as of the date hereof, or it will invest at least $750,000 in the Fund; and

▪  declares, represents and warrants that if it is (x) an entity that would be a registered investment company but for the exception provided from that definition in Section 3(c)(1) of the Investment Company Act, (y) a registered investment company under the Investment Company Act or (z) a business development company within the meaning of Section 202(a)(22) of the Advisers Act, each of its equity owners independently meet the requirements of category (i), (ii) and/or (iii) of this Part B.

☐	(iii)
the Applicant is an employee of the Adviser who, in connection with such person’s regular functions or duties participates in the investment activities of the Adviser and has performed such activities for the Adviser or another investment adviser for at least 12 months.

Part C – Additional questions for all Applicants

All Applicants must also respond to the questions below. Applicants that are not trusts, corporations or other entities should check “not applicable” in each case.

▪ Was the Applicant formed for the specific purpose of investing in the Fund?	☐ Yes	☐ Not applicable
☐ No

▪ If the Applicant responded “Yes” to the question above, are all of the beneficial owners of the Applicant’s securities “accredited investors”?	☐ Yes	☐ Not applicable
☐ No

Appendix III

REMITTANCE ELECTION & BANK INFORMATION

Part A – Remittance election

Please select one method of remittance below. The entire amount applied for (as specified in Section 6 of Appendix I) must be received by the Fund prior to the specified cut-off date to be eligible for admission to the Fund as of the next Acceptance Date (generally the last day of each calendar month).

Please indicate remittance method: (check only one box at right)	☐ Remittance by wire	☐ Remittance by check

Part B – Remittance instructions

Please note the instructions and cut-off dates applicable to the different remittance methods below.

Remittance by wire
Cleared funds must be received at least four business days prior to the Acceptance Date.

Wires should be directed to:

UMB Bank, na
1010 Grand Boulevard
Kansas City MO 64106
ABA number: 101000695
Account number: 9871737683
Credit to: Partners Group Private Equity (Institutional TEI), LLC

Remittance by check
Cleared funds must be received at least ten business days prior to the Acceptance Date.

Checks should be made out to “Partners Group Private Equity (Institutional TEI), LLC” and submitted together with the completed Membership Application, and any associated documentation, to:

Partners Group Private Equity (Institutional TEI), LLC
c/o UMB Fund Services
803 W Michigan Street Suite A
Milwaukee WI  53233

Part C – Electronic funds transfer

The Applicant must complete this section if it would like the ability to add to its account electronically or have tender offer proceeds sent to its bank electronically.  Please attach a voided, unsigned check or deposit slip for the bank account described below.

Bank Name	Bank Phone Number ( ) -	Bank Fax Number ( ) -
Bank Address	City	State	ZIP
Name(s) on Bank Account
Bank Account Number	ABA Number (available from Applicant’s bank)

Please indicate the account type: (check only one box at right)	☐ Checking account	☐ Savings account

Appendix IV

“US PERSON” DEFINITION

Set forth below are the definitions of “United States” and “US person” contained in Regulation S promulgated under the Securities Act. “United States” or “US” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“US person” means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership, limited liability company or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a US person;

(iv)	Any trust of which any trustee is a US person;

(v)	Any agency or branch of a non-United States entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a US person;

(vii)	Any discretionary account similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States and (B) formed by a US person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organised or incorporated, and owned, by “accredited investors” (as defined in Rule 501 (a) under the Securities Act) who are not natural persons, estates or trusts.

Notwithstanding the foregoing clauses (i) through (viii):

(a)
any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “US person”;

(b)
any estate of which any professional fiduciary acting as executor or administrator is a US person shall not be deemed to be a “US person” if: (i) an executor or administrator of the estate who is not a US person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;

(c)
any trust of which any professional fiduciary acting as trustee is a US person shall not be deemed to be a “US person” if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor the trust is revocable) is a US person;

(d)
an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “US person”; and

(e)
any agency or branch of a US person located outside the United States shall not be deemed a “US person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business or insurance or banking, and (iii) is subject to substantive insurance or banking regulation, in the jurisdiction where located.

Furthermore, none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “US person”.